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                                                                   Exhibit 10.17


                               MOORESTOWN MALL LLC
                              c/o PREIT-Rubin, Inc.
                                  The Bellevue
                             200 South Broad Street
                        Philadelphia, Pennsylvania 19102

June 3, 2003


Lehman Brothers Bank, FSB
399 Park Avenue
New York, New York 10022


Re: $64,250,000.00 first mortgage loan made by Lehman Brothers Bank, FSB (together with its successors and assigns, "Lender") to Moorestown Mall LLC ("Borrower") secured by, among other things, a first mortgage and security agreement (the "Security Instrument") on the Moorestown Mall, Moorestown, New Jersey (the "Property")

Gentlemen:

Reference is made to the Security Instrument. All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Instrument.

The Property is subject to the following reciprocal easement and operating agreements (each, an "ROA"):

            A. Retail Center Agreement between Rouse-Moorestown, Inc. ("Developer") and The May Department Stores Company ("May"), dated as of January 25, 2000 but effective as of March 26, 1999 (the "RCA").

            B. Developer-Lord & Taylor Supplemental Agreement between Developer and May, dated as of January 25, 2000 but effective as of March 26, 1999 (the "L&T Agreement").

            C. Developer-Strawbridge's Supplemental Agreement between Developer and May, dated as of January 25, 2000 but effective as of March 26, 1999 (the "Strawbridge Agreement").

            D. Opening Date Agreement dated as of June 15, 2000 between Developer and May.

In order to induce Lender to make the Loan, Borrower hereby agrees as follows:

            1. Borrower shall not amend, modify or supplement any ROA without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed except for amendments, modifications or supplements of May's obligations with respect to the operation of its premises in which instances Lender may withhold its consent in its sole and absolute discretion. Borrower shall pay all charges and other sums be paid by







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                  Borrower pursuant to the terms of each ROA as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided and perform all services as required thereunder. Borrower shall comply, in all material respects, with all the terms, covenants and conditions on Borrower's part to be complied with pursuant to the terms of each ROA. Borrower shall take all actions and cause each other party to each ROA to take all actions, as may be necessary from time to time to preserve and maintain the ROA in accordance with applicable laws, rules and regulations. Borrower shall not, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender or accept any termination or surrender of, any ROA. Borrower will promptly provide Lender with a copy of all notices of defaults given or received by it under each ROA in accordance with the notice provision set forth in the Security Instrument. Borrower shall enforce the obligations to be performed by each other party to each ROA (including, but not limited to, any obligation to operate a store), and shall not waive any such obligation or release any such party from liability resulting from their failure to perform any such obligation without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, except for waivers or releases of May's obligations with respect to the operation of its premises in which instances Lender may withhold its consent in its consent in its sole and absolute discretion. Borrower shall not exercise any right it may have to grant consent (or withhold its consent) to any material requests by any party to any ROA, except where such consent is required to be given, without Lender's prior written approval, which approval shall not be unreasonably withheld or delayed so long as the matter for which Lender's approval is sought shall not affect May's obligations with respect to the operation of its premises or any material monetary obligation of May. Borrower shall not assign (other than to Lender) or encumber any ROA. Borrower shall not exercise any right it may have to perform, or consent to, any material additions or improvements to the Property or other properties subject to any ROA, without Lender's prior written approval, which approval shall not be unreasonably withheld or delayed so long as the matter for which Lender's approval is sought shall not affect May's obligation to operate its premises and Borrower is otherwise permitted to make or consent to such additions pursuant to the Loan Documents. If Lender, its nominee, designee, successor or assignee acquires title to the Property and/or Borrower's rights under any ROA by reason of foreclosure of the Security Instrument, deed-in-lieu of foreclosure or otherwise, such party shall (x) succeed to all rights of and benefits accruing to Borrower under such ROA and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the ROA. Borrower agrees to promptly execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to ensure that the provisions of this section shall be validly and legally enforceable and in effect against Borrower and all parties claiming by, through, under or against Borrower.







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            2.    Notwithstanding anything contained herein to the contrary, in the event an Affiliate of Borrower, Federated Department Stores Inc., Nordstrom, Inc., Saks Incorporated or Neiman Marcus Group, Inc. (each a "Permitted Transferee") shall acquire the current Lord & Taylor store property (block 3000 lot 3.02) (the "Lord & Taylor Property"), Borrower and such Permitted Transferee may consent to the termination of the covenant by May to continuously operate a Lord & Taylor store pursuant to the L&T Agreement, so long as (1) if the acquiring party is Borrower's Affiliate, Borrower's Affiliate shall have entered into a bona fide space lease with a tenant acceptable to Lender having a term at least equal to the unexpired term of the Lord & Taylor operating covenant and Lender shall be satisfied that Permitted Transferee will be able to meet all of its obligations under the new store lease or (2) if the Acquiring Party is another Permitted Transferee, such Permitted Transferee shall have agreed (pursuant to a recorded instrument benefiting Borrower, Lender and their respective successors and assigns) to continuously operate a store under the name of such Permitted Transferee for a period at least equal to the unexpired term of the Lord & Taylor operating covenant and Lender shall be satisfied that all pre-conditions to such Permitted Transferee opening and operating its store shall be met. It is acknowledged and agreed that Federated Department Stores Inc., Nordstrom, Inc., Saks Incorporated and Neiman Marcus Group, Inc. shall each be a tenant acceptable to Lender for the foregoing purposes. In connection with the acquisition by a Permitted Transferee of the Lord & Taylor Property and termination of the Lord & Taylor operating covenant, the Permitted Transferee shall have the right to (1) expand the store building on the Lord & Taylor Property, (2) encumber the cross-hatched portion of the Property shown on the drawing attached hereto as Exhibit A with an easement reasonably acceptable to Lender, which determination shall not be unreasonably delayed, for the purpose of constructing and maintaining a portion of such enlarged store building or such portion of the Property and (3) have the lien of the Security Instrument subordinated to such easement, so long as (a) the total square footage of the expanded building does not exceed 225,000 square feet and (b) as reasonably determined by Lender, which determination shall not be unreasonably delayed, the expanded store building will not (I) encompass any currently improved portions of the Property, (II) adversely affect the use, cash flow, value, visibility or access to the Property, (III) cause Borrower to be in default of any leases, easements or encumbrances upon the Property (after consideration of all consents and waivers obtained from all other parties thereto) or in violation of any applicable zoning, and use or building code restrictions and (IV) expose Borrower to any present or future increased liability under leases, easements, or encumbrances upon the Property (including, but not limited to, with respect to having to construct additional parking pursuant to the ROA in connection with a Strawbridge's expansion or pursuant to any lease to maintain required parking ratios) or, if Borrower is exposed to present or future increased liability under leases, easements or encumbrances upon the Property, Borrower shall have deposited with Lender cash or a Letter of Credit (hereinafter defined) in an amount reasonably estimated by







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                  Lender to cover any such increased exposure, which cash or
                  Letter of Credit shall be held by Lender as security for the Debt until such time as the potential liability shall be removed (for example, by the construction of any possible additional parking), at which time, provided no Event of Default shall exist, such cash or Letter of Credit shall be returned to Borrower. If, instead of a Permitted Transferee acquiring the Lord & Taylor Property and terminating the Lord & Taylor operating covenants, Borrower and May wish to allow for expansion of the existing Lord & Taylor store, Borrower and May may do so and receive the benefit of the easement and subordination referred to in the preceding sentence, provided
                  (i) Lord & Taylor's existing operating covenant shall remain in effect with respect to the expanded store, (ii) Borrower shall not have any obligation with respect to such expansion,
                  (iii) Lender shall be satisfied that all obligations to be fulfilled by any party other than May with respect to such expansion shall be met, and (iv) the conditions set forth in
                  (a) and (b) of the preceding sentence shall have been met. Lender shall be entitled to reimbursement for all out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) and to assess a reasonable administrative fee in connection with any request for approval made by Borrower under this Section 2.

                  Borrower shall not be required to maintain on deposit with Lender cash or a Letter of Credit in accordance with clause
                  (b)(iv) above during periods in which (1) PREIT Associates, L.P. shall have guaranteed payment and performance when due of the related increased liabilities of Borrower in a manner acceptable to Lender and (2) the long term unsecured debt of Pennsylvania Real Estate Investment Trust ("PREIT") shall be rated at least investment grade by S&P (hereinafter defined) and Moody's (hereinafter defined) and PREIT shall be the general partner of PREIT Associates, L.P.

            3. Borrower shall have the right to terminate the current leases with United Artists Theatre Circuit, Inc. ("UA"), Van's, Inc. ("Vans") and/or Venitor Group Specialty, Inc. ("Foot Locker") (each, an "Existing Lease") so long as (i) a new lease or new leases (each, a "New Leases") shall have been entered into with replacement tenants of the same or better credit for the entire space covered by the Existing Lease (each, an "Existing Lease") in accordance with the Security Instrument, (ii) Lender shall be satisfied that the debt service coverage ratio for the Loan will not be less than 1.25x once the tenants under the New Leases are open and paying rent, (iii) Borrower shall have deposited cash or a Letter of Credit (hereinafter defined) with Lender in an amount equal to the estimated costs of all landlord obligations under the New Leases, as reasonably determined by Lender, and (iv) at all times that the Rent Differential (hereinafter defined) shall be greater than zero, Borrower shall have deposited with Lender cash or a Letter of Credit in an amount equal to twelve times the Rent Differential. The amount deposited under clause (iv) will be








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                  returned to Borrower once the aggregate base rent paid by all tenants of the Property with unexpired terms of at least one year ("Aggregate Base Rent") is at or above $6,855,286 and shall not be required if the Aggregate Base Rent as of the date of the satisfaction of the conditions in (i)-(iii) above is at or above $6,855,286. As used herein, term "Rent Differential" shall mean, as of any date of determination, an amount equal to the aggregate base rent payable under each Existing Lease that has been terminated at the time of its termination minus the base rent payable under each New Lease.

            4. Borrower agrees that (i) it shall not assert any claim, and that it shall not permit, allow or suffer the pursuit of any claim by any other Person, against UA for past due "Center Expenses" (as defined in UA's Lease) or current or future Center Expenses of the type objected to by UA in its letter to The Rouse Company dated as of February 28, 2003 (the "February 28 Letter") or for any other past due rents or charges under UA's Lease that could form the basis for a claim by UA that it has the right to reject its Lease on the grounds alleged in the February 28 Letter, (ii) that it shall expressly waive any such claims in connection with any attempt by UA to reject its Lease and (iii) that, if obligated under UA's Lease, it shall promptly perform at its sole expense the roof repair referred to in the February 28 Letter. Borrower shall enforce all obligations of UA under UA's Lease (except for the matters that Borrower has agreed not to pursue in accordance with the preceding sentence) including, but not limited to, by using its best efforts to contest, beyond any applicable appeal, any attempt by UA to reject UA's Lease pursuant to its Bankruptcy Case entitled "In re: United Artists Theatre Company, et. al.", Case No. 00-3514, United States Bankruptcy Court for the District of Delaware and/or on the factors enumerated in the February 28 Letter. Borrower's obligations under the preceding sentence shall terminate upon the earlier to occur of (i) such time that the Aggregate Base Rent (exclusive of any rent payable by UA) shall be at or above $6,855,286 and (ii) UA's rejection of UA's Lease in any future bankruptcy case involving UA as debtor.

            5. All cash deposited and Letters of Credit delivered under this Agreement shall be security for the payment of the Debt. Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part of the proceeds thereof to the payment of the Debt in such order, proportion or priority as Lender may determine. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this agreement, Lender shall have the additional rights to draw in full any Letter of
                  Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute








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                  Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or
                  (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, either (A) obtained a new Letter of Credit with an Eligible Institution or (B) if after a Securitization, delivered to Lender a letter from each Rating Agency in form acceptable to Lender (a "Rating Agency Confirmation") stating that the credit rating of the Securities will not be qualified, downgraded or withdrawn if such Letter of Credit is not replaced with a Letter of Credit issued by an Eligible Institution. Lender shall hold the proceeds of such Letter of Credit for the same purpose for which the Letter of Credit was obtained by Borrower. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit, and Borrower acknowledges and agrees that an Event of Default shall occur if Lender is not at any time in possession of cash or an unexpired Letter of Credit in the amounts required by clauses (iii) and (iv) of Section 3 hereof.

                  As used herein, the term "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender (which shall have a term of one (1) year, be an evergreen letter of credit or shall not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall send notice of same to Borrower and Borrower shall have thirty (30) days within which to either (i) obtain a new Letter of Credit with an Eligible Institution (unless, if such event occurs prior to a Securitization, Lender waives such obligation or (ii) if such event occurs after a Securitization, deliver to Lender a Rating Agency Confirmation stating that the credit rating of the Securities will not be qualified, downgraded or withdrawn if such Letter of Credit is not replaced with a Letter of Credit issued by an Eligible Institution. If a Rating Agency Confirmation or a new Letter of Credit issued by an Eligible Institution has not been delivered to Lender within such thirty (30) day period, or if any Letter of Credit has not been renewed or extended at least thirty (30) days prior to its expiration date, then Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, and, upon the receipt by Lender of 100% of the proceeds of such draw, Borrower's obligation to obtain such new Letter of Credit with an Eligible Institution or a Rating Agency Confirmation shall be deemed satisfied. Under no circumstances shall Borrower have any reimbursement or other obligation with respect to any Letter of Credit.








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                  As used herein, the term "Eligible Institution" shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), P 1 by Moody's Investors Service, Inc. ("Moody's") and F 1+ by Fitch, Inc. ("Fitch") in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's in the case of accounts in which funds are held for more than thirty (30) days.


                  [Remainder of Page Intentionally Left Blank]




























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            6.    The terms and conditions of this side letter agreement shall be deemed to be terms and conditions of the Security Instrument as if such terms and conditions were more fully set forth therein.



                               Sincerely,

                               MOORESTOWN MALL LLC,
                               a Delaware limited liability company

                               By: PR MOORESTOWN LIMITED PARTNERSHIP,
                                   its sole member

                                   By: PR MOORESTOWN LLC,
                                       its general partner

                                       By: PREIT ASSOCIATES, L.P.,
                                           its sole member

                                           By: PENNSYLVANIA REAL ESTATE
                                               INVESTMENT TRUST,
                                               its general partner

                                               By: Bruce Goldman
                                                   -----------------------------
                                                   Name:  Bruce Goldman
                                                   Title: Executive Vice
                                                          President and General
                                                          Counsel